UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2010

BETAWAVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2010, Betawave Corporation (the “Company”) and Silicon Valley Bank (“SVB”) entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”). The Amendment amends the Amended and Restated Loan and Security Agreement, dated as of November 25, 2009 (as previously amended on January 26, 2010, the “A&R Loan Agreement”), between the Company and SVB to, among other things, extend the maturity date of the A&R Loan Agreement from March 1, 2010 to April 1, 2010.  A description of the A&R Loan Agreement was previously included in the Company’s Current Report on Form 8-K filed on November 30, 2009.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit	Description
10.1	Second Amendment to Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2010	BETAWAVE CORPORATION By: /s/ Tabreez Verjee Name: Tabreez Verjee Title: President and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Second Amendment to Amended and Restated Loan and Security Agreement

4